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                                                                   EXHIBIT 10.10

                             STOCK OPTION AGREEMENT


          THIS STOCK OPTION AGREEMENT (this "Agreement") made as of the 24th day of January, 1997, by and among JFAX Communications, Inc., a Delaware corporation (the "Company"), Michael P. Schulhof (the "Optionee"); and, for purposes of
Section 8 hereof only, Jens Muller and John F. Rieley (each a "Shareholder" and together, the "Majority Shareholder"; the Company, the Optionee and the Majority Shareholder hereinafter collectively the "Parties");

                              W I T N E S S E T H:
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          WHEREAS, the Company and the Optionee have entered into an Engagement
Agreement, dated January 24, 1997, a copy of which is attached hereto as Exhibit A (the "Engagement Agreement"), pursuant to which the Optionee shall provide consulting services to the Company on a non-exclusive basis for a two-year period commencing from the date of such Engagement Agreement;

          WHEREAS, as compensation for the performance of the Optionee's duties under the Engagement Agreement, the Company has agreed to grant the Optionee an option to purchase shares of common stock of the Company upon the terms and conditions set forth herein;

          NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

          SECTION 1.  Option to Purchase.  The Company hereby grants to the
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Optionee an Option (the "Option"), exercisable in whole or in part, at the sole discretion of the Optionee, on the terms and subject to the conditions set forth in this Agreement, to purchase (a) eighty-four (84) shares of the common stock of the Company ("A Option Shares") at an exercise price per share of $3,500 and
(b) eighty-four (84) shares of the common stock of the Company ("B Option Shares") at an exercise price per share of $9,000, from the Company.

          SECTION 2.  Exercise of Option.
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          (a) Exercise of Option for A Option Shares.  The Optionee may exercise
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the option with respect to the A Option Shares, by notice provided to the
Company in writing, in part or in whole at any time or from time to time during the period from the date hereof until the date which is ten years from the date hereof (the "A Option Exercise Period"), which notice shall specify (a) the number of A Option Shares to be purchased, (b) the aggregate purchase price therefor, (c) the date (the "Option Payment Date") upon which payment of such purchase price shall be made, which date
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shall be no earlier than fifteen (15) days following the receipt by the Company of such notice, and (d) the name in which the A Option Shares being purchased shall be registered.

          (b) Exercise of Option for B Option Shares.  The Option with respect
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to the B Option Shares shall vest in equal monthly installments over an eighteen
(18) month period (the "B Option Vesting Period") on the last calendar day of each month commencing with the seventh (7th) month following the date of this Agreement. The Optionee may exercise the Option with respect to the B Option Shares, to the extent vested, by notice provided to the Company in writing, in part or in whole at any time or from time to time during the period from the initial vesting of the Option with respect to the B Option Shares until the date which is ten years from the date hereof (the "B Option Exercise Period"), which notice shall specify (a) the number of B Option Shares to be purchased, (b) the aggregate purchase price therefor, (c) the Option Payment Date upon which payment of such purchase price shall be made, which date shall be no earlier than fifteen (15) days following the receipt by the Company of such notice, and
(d) the name in which the B Option Shares being purchased shall be registered.

          (c) Notwithstanding the foregoing, in the event of an initial public offering by the Company of the common stock of the Company at any time during the B Option Vesting Period, the Option with respect to the B Option Shares shall fully vest and the Optionee shall have the right to purchase all of the B Option Shares immediately prior to the occurrence of such initial public offering or at any time thereafter.

          SECTION 3.  Confirmation.  Within five (5) days of receipt of notice
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pursuant to Section 2(a) or (b) hereof, the Company shall provide to the
Optionee written confirmation of the purchase of the specified A Option Shares or B Option Shares, as the case may be, pursuant to the Option. All notices provided for in this Agreement shall be deemed given when received, receipt thereof being evidenced by confirmation of delivery.

          SECTION 4.  Payment.  The Optionee shall make payment of the purchase
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price payable upon exercise of all or any portion of the Option to the Company
(i) by certified check payable to the Company on the Option Payment Date therefor or (ii) by wire transfer to the account of the Company at PNC Bank, 4323 Governor Printz Blvd., Wilmington, Delaware 19802, Account No. 5600034872, Routing No. 031100089, for value as of the Option Payment Date, or such other account as shall be specified by the Company to the Optionee.

          SECTION 5.  Delivery of Shares.  Promptly upon receipt of the purchase
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price for the A Option Shares or B Option Shares, as the case may be, the
Company shall deliver to the Optionee a duly and validly issued certificate representing the relevant

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number of such A Option Shares or B Option Shares, registered in the name of the
Optionee or the Optionee's nominee.

          SECTION 6.  Effect of Termination of the Engagement Agreement;
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Restrictions.
------------

          (a) In the event that the Engagement Agreement is terminated at any time during the Term (as defined in the Engagement Agreement), the Optionee's right to exercise the Option with respect to the A Option Shares and/or the B Option Shares, as the case may be, shall be as set forth in Section 4 of the Engagement Agreement.

          (b) The Optionee agrees that, prior to the earlier of (i) consummation of an initial public offering by the Company of the Company's common stock, and
(ii) expiration of the Restricted Period (as defined in the Engagement Agreement), the Optionee shall not sell, other than to the Company or a designee of the Company, pursuant to the provisions of Section 8 hereof, or with the prior written consent of the Company, any of the A Option Shares or B Option Shares acquired pursuant to the Option provided for herein.

          (c) The Optionee agrees that, in the event the Optionee intends to sell any of the A Option Shares or B Option Shares acquired pursuant to the Option at any time following the expiration of the Restricted Period and prior to the consummation of an initial public offering by the Company of the common stock of the Company, the Company shall have a right of first refusal with respect to the purchase of any such A Option Shares or B Option Shares, as follows: In the event that the Optionee desires to make a bona fide sale or other transfer of any or all of such shares, the Optionee shall give prior written notice to the Company, which notice shall specify (i) the number of shares proposed to be sold or otherwise transferred, (ii) the proposed cash purchase price, (iii) the name and address of the proposed Optionee or transferee thereof, and (iv) all other material terms and conditions of the proposed sale or transfer. The Company shall, within ten (10) days of receipt of such notice, notify the Optionee of its election to purchase the relevant shares at a purchase price equal to the proposed cash purchase price specified in the Optionee's notice. In the event that the Company elects to purchase the relevant shares, the Optionee and the Company shall use their reasonable efforts to consummate such purchase transaction as promptly as practicable thereafter.
In the event that the Company elects not to purchase the relevant shares or fails to provide the required notice of its election within the specified period, then the Optionee shall be entitled to effect the proposed sale or other transfer in accordance with the terms set forth in its notice; provided,
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however, that the Company shall be entitled to receive an opinion, reasonably
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satisfactory to the Company, of counsel to the Optionee and at the sole cost and expense of the Optionee, that such sale or transfer does not require registration under the Securities Act of 1933, as amended (the "Act").

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          SECTION 7.  Anti-Dilution Provision.  If the Company shall at any time
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subdivide its outstanding shares of common stock by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of common stock to its shareholders, the number of A Option Shares and B Option Shares then subject to the Option immediately prior to such subdivision shall be proportionately increased and the purchase price for such A Option Shares and B Option Shares shall be proportionately decreased; and if the Company shall at any time combine the outstanding shares of common stock by recapitalization, reclassification, or combination thereof, the number of A Option Shares and B Option Shares then subject to the Option immediately prior to such combination shall be proportionately decreased and the purchase price for such A Option Shares or B Option Shares shall be proportionately increased. Any such adjustments pursuant to this Section 7 shall be effective as of the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.

          SECTION 8.  Tag-Along Rights.  In the event that the Majority
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Shareholder proposes to sell, transfer or otherwise dispose of, in a single transaction or a series of related transactions, shares of common stock of the Company, on a fully diluted basis, such that upon consummation of such transaction or transactions the Majority Shareholder shall hold directly or indirectly a percentage of the issued and outstanding common stock of the Company which is less than 20% of the issued and outstanding common stock of the Company as the proposed date of closing of such transaction (a "Tag-Along Sale"), the Majority Shareholder shall provide notice of such proposed Tag-Along Sale to Optionee (a "Tag-Along Notice"), which Tag-Along Notice shall state the proposed purchase price, date of closing and all other proposed material terms and conditions of the Tag-Along Sale, not later than fifteen (15) days prior to the proposed date of closing of such Tag-Along Sale. Optionee shall have the right (a "Tag-Along Right") to require the Majority Shareholder to reduce the number of shares of common stock to be sold by them and have the acquiring entity acquire from Optionee that number of shares of common stock derived by multiplying the total number of shares of common stock to be purchased in such Tag-Along Sale by Optionee's "fractional interest" rounded up to the nearest whole number. For purposes of this Section 8, the term "fractional interest" means (a) the sum of the total number of shares of common stock previously acquired by Optionee pursuant to the Option and the number of additional A Option Shares and B Option Shares, to the extent vested pursuant to Section 2(b) hereof as of the proposed date of closing of the Tag-Along Sale, to which the Optionee would be entitled upon exercise of the Option as of such date, divided by (b) the sum of the total number of shares calculated pursuant to clause (a) of this sentence and the number of shares owned by the Majority Shareholder, calculated on a fully-diluted basis. Optionee shall give written notice of his election to the Majority Shareholder no later than five (5) days after his receipt of a Tag-Along Notice. In the event the Majority Shareholder shall grant other

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shareholders of the Company "tag along" rights on more favorable terms than those provided in this Section 8, then equivalent rights shall be made available to Optionee.

          SECTION 9.  Piggy-Back Registration.
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          (a) If, at any time following an exercise by the Optionee of the
Option hereunder in whole or in part, the Company proposes to register any of the common stock of the Company under the Act (in a secondary offering and not solely in connection with an initial public offering), it shall give Optionee notice of its intention to do so at least thirty (30) days prior to the filing of the registration statement with respect thereto. If Optionee shall notify the Company within fifteen (15) days after receipt of any such notice of his desire to have any of the A Option Shares and/or B Option Shares, as the case may be, which have been purchased by the Optionee or which the Optionee intends to purchase pursuant to the Option included in such registration and covered by such proposed registration statement, the Company shall include such A Option Shares and/or B Option Shares in such registration statement. Notwithstanding the foregoing, the Company shall have the right at any time (irrespective of whether a written request for inclusion of any A Option Shares and/or B Option Shares shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

          (b) If at any time the Company proposes to register its shares of common stock on Form S-8 or successor form in connection with an employee stock option or other employee benefit plan, then it shall include in such registration statement, to the extent it is legally permitted to do so, the Option Shares.

          (c) In connection with any registration under Section 9(a) or (b) above or Section 10, the Company covenants and agrees as follows:

          (i) the Company shall furnish Optionee such number of prospectuses as reasonably shall be requested;

          (ii) the Company shall pay all costs, fees and expenses in connection with such registration including, without limitation, the Company's legal and accounting fees, printing expenses and registration and filing fees. Optionee shall pay his pro rata share of underwriting or selling commissions in connection with any sale of the A Option Shares and/or B Option Shares sold upon such registration;

          (iii) the Company shall take all necessary action which may be required to qualify or register the A Option Shares and/or B Option Shares, as the case may be, for offering and sale under the securities or blue sky laws of such jurisdictions

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     as reasonably are requested by Optionee; provided, however, that the
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     Company shall not be obligated to execute or file any general consent to do business under the laws of any such jurisdiction;

          (iv) the Company shall use its best efforts to keep such registration statement effective for the shorter of (i) six months or (ii) until the A Option Shares and/or B Option Shares, as the case may be, included therein have been sold;

          (v) the Company shall indemnify Optionee from and against any and all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which Optionee may become subject under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise, arising from such registration statement, except to the extent that the same arises out of or is based upon information supplied or omitted to be supplied in such registration statement by Optionee; and

          (vi) Optionee shall indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of
     Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of Optionee for specific inclusion in such registration statement.

     SECTION 10.  Demand Registration.
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          (a) At any time commencing 180 days from the date of the Company's initial public offering under the Act and expiring on the tenth anniversary of this Agreement (the "Demand Registration Period"), the Optionee shall have the right, on one occasion, to request, exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement to permit the public offering and sale of any or all of the Option Shares at any time after the date of effectiveness of such registration statement up to and including the date that is six months thereafter. The Company agrees to file such registration statement reasonably promptly following demand therefor and to use its best efforts to (i) cause such registration statement to be declared effective at the earliest practicable time, and (ii) maintain the effectiveness of such registration statement until the earlier of the sale of all the Option Shares or six months.

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          (b) Notwithstanding the foregoing, the Company's obligation to effect such action and to keep such registration statement effective shall be conditioned upon the Company's meeting and continuing to meet the then current eligibility requirements for the use of Form S-3 or successor form, provided,
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however, that if the demand is made during the last twelve months of the Demand
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Registration period, and the Company is unable to utilize a Form S-3 or successor form at that time, then the Company shall promptly prepare and file with the Commission a registration statement on Form S-1, or on such other Form as will permit Optionee to sell any or all of the Option Shares in accordance with the provisions of this Section 10.

          SECTION 11.  No Representations and Warranties.  The Optionee
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acknowledges and agrees that (a) the A Option Shares and B Option Shares will be sold to and purchased by the Optionee on an "as is" basis, (b) the Optionee is a sophisticated investor capable of making an informed investment decision, (c) the Optionee has made such examinations and investigations, including legal due diligence, of the Company, its organizational and other legal documentation and its business as it has required in order to make an informed business decision regarding the purchase of the A Option Shares and B Option Shares, (d) neither the Company, any of the officers of the Company nor the Shareholder has made or will make any representations or warranties, express or implied, with respect to the A Option Shares, the B Option Shares or the Company, its due incorporation, good standing, business or financial condition, and (e) the Optionee will, if the Option is exercised, be purchasing the A Option Shares and/or the B Option Shares, as the case may be, for investment and not with the intent of selling such shares. The Optionee agrees the neither the Shareholder, any of the Officers of the Company nor any of their respective representatives shall have any liability with respect to the sale of the A Option Shares and B Option
Shares contemplated hereby.

          SECTION 12.  Execution of Customary Documents.  The Optionee agrees to
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execute such customary agreements and instruments as the Company deems reasonably necessary to effectuate the arrangements set forth in this Agreement.

          SECTION 13.  Assignment.  The rights of the Optionee under this
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Agreement shall not be assignable or otherwise transferable, except to the heirs or representatives of the Optionee in the event of the Optionee's death or otherwise by operation of law, without the prior express written consent of the Company, which consent shall be at the sole discretion of the Company. In the event of a sale by the Optionee of any of the A Option Shares and/or B Option Shares purchased by the Optionee pursuant to the Option, the rights provided for in Sections 8 and 9 of this Agreement shall be terminated with respect to such A Option Shares and B Option Shares sold.

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          SECTION 14.  Severability.  In the event that one or more of the
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provisions hereof should be null and void, unlawful or unenforceable in any way under any law, the validity and enforceability of the other provisions hereof shall not in any way be affected thereby.

          SECTION 15.  Counterparts.  This Agreement may be executed by the
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Parties in counterparts, all of which together shall constitute one and the same instrument.

          SECTION 16.  Governing Law.  This Agreement shall be governed by and
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construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

                                                  JFAX COMMUNICATIONS, INC.

                                                  /s/ Jens Muller
                                                  ----------------------------
                                                  Name:  Jens Muller
                                                  Title: President


                                                  MICHAEL P. SCHULHOF

                                                  /s/ Michael P. Schulhof
                                                  ----------------------------


Acknowledged and Agreed for purposes
of Section 8 hereof only:

JENS MULLER, as Shareholder

/s/ Jens Muller
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JOHN F. RIELEY, as Shareholder

/s/ John F. Rieley
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